UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 2, 2009
(Date of earliest event reported)

______________________

MOQIZONE HOLDING CORPORATION.
(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7A-D Hong Kong Industrial Building 444-452 Des Voeux Road West Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  852-34434384

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02: Election of Directors

On November 2, 2009, via unanimous written consent of our Board, we increased our board of directors to three persons and appointed Mr. Paul Lu to fill the new directorship, with such appointment to be effective immediately.  After Mr. Lu’s appointment takes effect, we shall have a total of three directors on our Board.  Mr. Lu shall receive $15,000 per month for the services he provides to us as a director.

Mr Lu, is a certified public accountant in the United States. He is also an independent director of Astro Corp. (a company listed on the Taiwan Stock Exchange, stock code: 3064).  Mr. Lu is also a director of Bright International Group Limited (a company listed on the Hong Kong Stock Exchange, stock code: 1163), the chairman and director of Green Power (Baoding) Limited, a business involved in renewable energy and he is a managing director of Twin Oaks Capital LLC. Mr. Lu previously worked as an audit manager at the US firm Koo Chow & Co, CPA. Accordingly, Mr Lu has extensive experience in accounting and financial management.  Mr. Lu holds a Master In Business Administration degree from California State University at Los Angeles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOQIZONE HOLDING CORPORATION.

Date: November 2, 2009	By:	/s/ Lawrence Cheung
Lawrence Cheung
Title: CEO